Exhibit 3.63

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “WALTER REVERSE ACQUISITION LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE SIXTH DAY OF SEPTEMBER, A.D. 2012, AT 4:10 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “WALTER REVERSE ACQUISITION LLC”.

Jeffrey W. Bullock, Secretary of State
5208923 8100H	AUTHENTICATION: 0939875
131368420	DATE: 12-03-13
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware

Secretary of State

Division of Corporations

Delivered 04:13 PM 09/06/2012

FIXED 04:10 PM 09/06/2012

SRV 121006286 - 5208923 FILE

CERTIFICATE OF FORMATION

OF

WALTER REVERSE ACQUISITION LLC

This Certificate of Formation of WALTER REVERSE ACQUISITION LLC (the “LLC”), dated as of the 6th day of September, 2012, is being duly executed and filed by Wanda J. Lamb-window as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C § 18-101, et seq.)

FIRST. The name of the limited liability company formed hereby is “WALTER REVERSE ACQUISITION LLC”.

SECOND. The address of the registered office of the LLC in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

Name: Wanda J. Lamb-Lindow
Authorized Person